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                                                                   EXHIBIT 10.23



                           SOFTWARE LICENSE AGREEMENT

        THIS SOFTWARE License Agreement, dated May 5, 2000, is entered into by SPARTA, Inc., a Delaware corporation ("Licensor"), and Signalscape, Inc., a Delaware corporation ("Licensee").

                                    RECITALS

        A. Licensor has developed certain computer software which is referred to for purposes of this Agreement as the "Explorer Software". Licensee desires to obtain a license to use the Explorer Software, and Licensor desires to grant such a license, upon and subject to the terms and conditions contained in this Agreement.

                                    AGREEMENT

        In consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

        1. DEFINITIONS. For purposes of this Agreement, each of the following terms shall have the meaning stated in this Section 1:

               1.1 DERIVATIVE WORK. "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

               1.2 END USER. "End User" shall mean any third party licensed to use for its own internal purposes, but not further distribute, any Signalscape Product.

               1.3 EXPLORER SOFTWARE. "Explorer Software" shall mean the computer software which is described on Exhibit A attached hereto, or any part thereof. The parties hereto contemplate that Exhibit A may be amended from time to time by mutual written agreement of the parties.

               1.4 SIGNALSCAPE PRODUCTS. "Signalscape Products" shall mean (a) those products which have, prior to the date of this Agreement. been marketed and licensed by Licensor's ASP Division under the name "Signalscape"; (b) all enhancements, Derivative Works, updates and new versions of the products referred to in clause (a) of this Section 1.4 which are hereafter developed by Licensee; and (c) new products created by Signalscape that include all or any part of the Explorer Software object code or the Source Code.

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               1.5 SOURCE CODE. "Source Code" shall mean the source code for those filters included in the Explorer Software.

               1.6 SIGNALSCAPE SOFTWARE DEVELOPERS KIT (SDK AND SDK -- PROFESSIONAL). "Signalscape Software Developers Kit (SDK and SDK -- Professional)" shall mean only those Signalscape Software Developers Kits licensed by Licensee, which contain the source code for the Explorer Software.

        2. GRANT OF RIGHTS TO LICENSEE.

               2.1 GRANT OF RIGHTS. Upon and subject to the terms and conditions contained in this Agreement, Licensor hereby grants to Licensee a fully paid, worldwide, perpetual, irrevocable, nonexclusive, right and license to:

                      (a) incorporate copies, in object code form only, of the Explorer Software, or any part thereof, in Signalscape Products and grant licenses to End Users to use such Signalscape Products pursuant to Section 2.2 below; provided that such object code shall not be distributed or licensed to an End User except as part of a Signalscape Product;

                      (b) internally use the Source Code, or any part thereof, to create, distribute, display and modify the Signalscape Products and provide maintenance and support services to End Users; and

                      (c) grant non-transferable, non-sublicensable sublicenses to End Users to internally use that portion of the Source Code that is included in the Signalscape Software Developers Kit (SDK and SDK -- Professional); and

                      (d) make only such number of copies of the Explorer Software, in object code and/or source code form, as are reasonably necessary for the purposes specified in this Section 2.1.

               2.2 END USER LICENSE AGREEMENTS. Licensee will enter into a license agreement with each End User to whom an object code copy of a Signalscape Product is distributed by Licensee, prior to or concurrently with the delivery of such copy of the Signalscape Product, which license agreement (an "Object Code End User Agreement") shall contain such provisions as are generally included in object code license agreements by licensors of comparable types of software, to the extent not inconsistent with the provisions of this Agreement. Licensee will enter into a written license agreement (such agreements to include shrinkwrap and click or webwrap license agreements) with each End User of the Signalscape Software Developers Kit (SDK and SDK -- Professional) to whom a source code copy of the Signalscape Software Developers Kit (SDK and SDK
- -- Professional) is distributed by Licensee, prior to or concurrently with the delivery of such copy of the Signalscape Software Developers Kit (SDK and SDK -- Professional), which license agreement (a "Source Code End User Agreement") shall

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contain provisions no less restricted than those provisions set forth on Exhibit
B attached hereto and such other provisions as are generally included in source code license agreements by licensors of comparable types of software, to the extent not inconsistent with the provisions of this Agreement or the provisions set forth on Exhibit B. Copies of each written Object Code End User Agreement and Source Code End User Agreement entered into by Licensee will be made available by Licensee for copy by Licensor upon Licensor's request from time to time. In the event that Licensee's distributors, resellers or agents distribute either a Signalscape Product or the Signalscape Software Developers Kit (SDK and SDK -- Professional), copies of each written Object Code End User Agreement and Source Code End User Agreement entered into by such distributor, reseller or agent will be made available by Licensee for copy by Licensor upon Licensor's request from time to time.

               2.3 SUBLICENSES. Licensee shall have the right to transfer the rights granted to it hereunder to its distributors, resellers and agents solely for the purposes of marketing and selling End User licenses to Signalscape Products and the Signalscape Software Developers Kit (SDK and SDK -- Professional).

        3. TITLE; PROTECTION OF PROPRIETARY RIGHTS.

               3.1 TITLE; CONFIDENTIALITY OBLIGATIONS. Licensee acknowledges that Licensor claims and reserves all rights and benefits afforded under United States and international copyright law in the Explorer Software (both source code and object code) as unpublished works. Licensee further acknowledges that the Explorer Software source code is secret and proprietary information of Licensor (except to the extent such software is incorporated in the Signalscape Software Developers Kit (SDK and SDK -- Professional)) and that, as between Licensee on one hand and Licensor on the other, title to the Explorer Software (including ownership of all trade secrets, copyrights and other proprietary rights pertaining thereto or embodied therein), will remain perpetually with Licensor. Licensee shall hold the Explorer Software thereof in confidence and shall not use, copy, disclose, nor permit any Licensee personnel to use, copy, or disclose, the same for any purpose that is not specifically authorized under this Agreement. Licensee shall protect the confidentiality of the Explorer Software thereof using at least as great a degree of care as it uses in protecting its own highly valuable and confidential trade secrets, but no less than a reasonable degree of care under the circumstances. Licensee will not disclose the Explorer Software to, or permit access to the Explorer Software by, any third parties. including affiliates, subsidiaries, parent or sister companies (except as expressly permitted by Sections 2.1(a) and 2.1(c) above), except under an agreement of confidentiality with Licensee. Licensee will implement procedures to limit access to the Explorer Software thereof to Licensee personnel who have an actual need to know for the purpose of implementing the use of the same by Licensee permitted by this Agreement, and to instruct all Licensee personnel on Licensee's obligations under this Agreement.

        Licensor acknowledges that Derivative Works of the Explorer Software (both source code and object code) that are created by Licensee shall be owned by Licensee (except for the base underlying work), and subject to the terms and conditions of this Agreement. Nothing herein

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shall affect Licensor's right, title and interest in and to the underlying
Explorer Software (and any copyrights, trade secrets, or other intellectual property rights pertaining thereto or embodied therein) used to create the such Derivative Work.

               3.2 COPYRIGHT NOTICES. Except with the consent of Licensor, Licensee shall not remove from any copies of the Signalscape Products or the Signalscape Software Developers Kit (SDK and SDK -- Professional) any copyright notice of Licensor appearing thereon, and shall include such copyright notice at the appropriate place on each copy of the same made by Licensee.

               3.3 ASSISTANCE OF LICENSEE. At the request of Licensor, Licensee shall, at its expense, use reasonable efforts to assist Licensor in identifying any unauthorized use, copying, or disclosure of any portion of the Explorer Software or the Signalscape Software Developers Kit (SDK and SDK -- Professional) by any present or former Licensee personnel in any manner that is contrary to the provisions of this Agreement, so long as Licensor shall have provided Licensee with information reasonably justifying the conclusion of Licensor that such contrary usage may have occurred.

               3.4 LIMITATIONS ON CONFIDENTIALITY. The restrictions set forth in this Section 3 respecting the confidentiality of the Explorer Software shall not apply to any portion of the same which is (a) rightfully in the public domain;
(b) rightfully received by Licensee from a third party without any obligation of confidentiality imposed by Licensor or applicable law; (c) rightfully known to Licensee without any limitation on use or disclosure prior to its receipt from Licensor, or (d) generally made available to third parties by Licensor without restriction on disclosure. In the event that Licensee is requested or required by any tribunal, court or governmental agency (by oral questions, interrogatories, requests for information or documents, subpoena. civil investigative demand, formal request or similar process) to disclose the Explorer Software, Licensee shall provide Licensor with prompt notice of such requests) so that Licensor may seek an appropriate protective order and/or waive Licensee's compliance with the provisions of this Section 3. If, in the absence of a protective order or the receipt of a waiver from Licensor, Licensee is nevertheless advised by its counsel in writing that it is required under applicable law to disclose the information so requested to such tribunal, court or governmental agency, Licensee may disclose such information to such tribunal, court or governmental agency without liability under this Agreement.

        4. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY.

               4.1 WARRANTIES. Licensor represents and warrants that (i) its title to and property in the Explorer Software is free and unencumbered and that it has the right power and authority to license the same upon the terms and conditions of this Agreement (ii) the Explorer Software will for a period or 12 months from the date of this Agreement be free of any material programming errors and from defects in design, workmanship delivery or installation; (iii) the media upon which the Explorer Software is provided will for six months from the date of this Agreement be free from defects in materials, design and workmanship; and (iv) the Explorer

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Software will meet and conform to all applicable program specifications.

               4.2 DISCLAIMER. Except as set forth above. Licensor hereby expressly disclaims any and all warranties pertaining to the Explorer Software, or the use thereof, including but not limited to, all warranties of merchantability and fitness for a particular purpose.

               4.3 LIMITATION OF LIABILITY. Except for claim under Sections 4.1 and 5, in no event shall Licensor be liable for any loss of profits, or any incidental, special, exemplary or consequential damages, even if Licensor has been advised of the possibility of such damages, in any way directly or indirectly related to or arising out of this Agreement, including but not limited to any such damages directly or indirectly related to the use, performance, or nonperformance of the Explorer Software, and whether any claim for such damages is stated in terms of breach of contract, breach of warranty, negligence, tort, strict product liability, or otherwise. Without limiting the generality of the foregoing, in no event shall Licensor have any liability for loss or corruption of data or documentation, it being understood that Licensee and End Users shall be responsible for reasonable backup precautions.

        5. INDEMNIFICATION. Licensor will indemnify and hold harmless Licensee against any damages, fees and expenses (including costs and reasonable attorneys' fees) that may be awarded or agreed to be paid to any third party in respect of any claim or action that the Explorer Software or the Source Code infringes the intellectual property rights of such third party (an `Intellectual Property Rights Infringement'). Licensor shall reimburse Licensee all costs incurred by it in complying with the provisions of this Section 5. In the event of an Intellectual Property Rights Infringement Licensor shall be entitled at its own expense and option either to procure the right for Licensee to continue using the Explorer Software or the Source Code, or make such alterations modifications or adjustments to the Explorer Software or the Source Code, to ensure that the Explorer Software or the Source Code, as the case may be, becomes non-infringing without incurring a material diminution in performance or function; or replace the Explorer Software or the Source Code with non-infringing substitutes provided that such substitutes do not entail a material diminution in performance or function.

        Licensor's obligation to indemnify Licensee as set forth in this Section 5 is conditional upon Licensee giving Licensor: (i) prompt written notice of any claim, action or allegation of infringement following receipt of notice by Licensee; and (ii) sole control of the defense and settlement of such claim or action.

        6. TERM AND TERMINATION. This Agreement shall commence on the date of this Agreement and continue perpetually thereafter.

        7. MISCELLANEOUS.

               5.1 MODIFICATION. No amendment or addition to, or modification of, any provision contained in this Agreement shall be effective unless fully set forth in writing signed by both of the parties hereto.

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               5.2 ASSIGNMENT. This Agreement and the rights and obligations created hereunder may not be assigned, transferred, pledged, or hypothecated to a direct competitor of Licensor in any manner by Licensee, whether voluntarily or by operation of law, without the prior written consent of Licensor. Any such attempted assignment, transfer, pledge, hypothecation, or other disposition of this Agreement in a manner contrary hereto, shall be null and void and without force or effect.

               5.3 CHOICE OF LAW. This Agreement shall be governed by and construed under the laws of the State of California, irrespective of such state's choice-of-law principles.

               5.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and is the final, complete and exclusive expression of the terms and conditions thereof. All prior or contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein.

               5.5 GENERAL INTERPRETATION. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under the agreement. No rule of strict construction will be applied against any person.

               5.6 NOTICES. All notices, requests, demands, and other communications required to or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; or (ii) when received when sent by telex or facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (a) a duplicate copy of such facsimile notice is promptly given by depositing the same in a United States post office with first-class postage prepaid and addressed to the parties as set forth below, or (b) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method permitted under this Section; additionally, any notice given by telex or facsimile shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient's time) or on a nonbusiness day); or (iii) three (3) business days after the same have been deposited in a United States post office with first class or certified mail, return receipt requested, postage prepaid and addressed to the parties as set forth below; or (iv) the next business day after the same have been deposited with a national overnight delivery service reasonably approved by the parties (Federal Express and DHL Worldwide Express being deemed approved by the parties), postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

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        If to Licensor:

               SPARTA, Inc.
               23041 Avenida de la Carlota, Suite 325
               Laguna Hills, CA 92653
               Attention: Chief Administrative Officer
               FAX (949) 770-4632

        If to Licensee:
               Signalscape, Inc.
               5511 Capital Center Drive, Suite 390
               Raleigh, NC 27606
               Attention: J. Keith McElveen, President
               FAX (919) 859-1098

        Each party shall make an ordinary, good faith effort to ensure that it will accept or receive notices that are given in accordance with this Section, and that any person to be given notice actually receives such notice. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

               5.7 ATTORNEYS' FEES. In the event of any arbitration or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to recover from the other party all of the prevailing party's costs and expenses incurred in connection with such arbitration or proceeding, including court costs and reasonable attorneys' fees.

               5.8 CAPTIONS. The captions of the sections and subsections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

               5.9 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same instrument.

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        In witness whereof, the parties hereto have executed this Software
License Agreement as of the date first set forth above.

SPARTA, INC.                                 SIGNALSCAPE, INC.


By: /s/ JERRY FABIAN                         By: /s/ J. KEITH MCELVEEN
   --------------------------------             --------------------------------
   Jerry Fabian, Vice President and             J. Keith McElveen, President
   Chief Administrative Officer

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                                    EXHIBIT A
                          TO SOFTWARE LICENSE AGREEMENT

                                EXPLORER SOFTWARE


SOURCE FILTERS

PKTFILE - Read EtherPeek(TM) captured files

ETHERNET - Captured real-time data from Ethernet cards


LINK LAYER FILTERS

ENET - Parses Ethernet headers

PPP - Point-to-Point Protocol

SLIP - Serial Line EP

UUCP - Unix-to-Unix Communications Protocol

KERMIT - Asynchronous file transfer protocol


XMODEM FAMILY OF FILTERS

JMODEM

XMODEM

ZMODEM


NETWORK LAYER FILTERS

IP - Internet Protocol

IPX - Novell NetWare(R) Network Protocol


TRANSPORT LAYER FILTERS

UDP - User Datagram Protocol

TCP - Transport Control Protocol

NCP - Novell NetWare Transport Protocol



                                  Page 1 of 4
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SMB -- Server Message Block


APPLICATION LAYER FILTERS

SMTP - Simple Mail Transfer Protocol

POP3 - Post Office Protocol

NNTP - Network News Transfer Protocol

FTP - File Transfer Protocol

HTTP - HyperText Transfer Protocol

Telnet - Virtual Terminal Protocol

LPD - Line Printer Demon

Microsoft(R) Exchange

UDP Log



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                                   EXHIBIT B
                         TO SOFTWARE LICENSE AGREEMENT

             REQUIRED PROVISIONS FOR SOURCE CODE END USER AGREEMENT


1. End User shall use the source code of the Explorer Software(1) solely for internal purposes.

2. Unless End User is the United States government, or an agency or subdivision thereof, End User shall have no rights whatsoever to grant sublicenses to the Explorer Software, nor shall this Agreement or any rights granted to End User hereunder be assignable or otherwise transferable by End User. Any attempted sublicense, assignment or other transfer in violation of the foregoing shall be void and of no force or effect.

3. End User acknowledges and agrees that, as between End User on one hand, and Licensee and its suppliers and licensors on the other hand, title to the Explorer Software (including ownership of all trade secrets, copyrights and other proprietary rights pertaining thereto or embodied therein), will remain perpetually with Licensee and its suppliers and licensors. End User shall hold the Explorer Software in confidence and shall not use, copy, disclose, nor permit any End User personnel to use, copy, or disclose, the same for any purpose that is not specifically authorized under this Agreement.

4. End User shall protect the confidentiality of the Explorer Software using at least as great a degree of care as it uses in protecting its own highly valuable and confidential trade secrets, but no less than a reasonable degree of care under the circumstances. End User will not disclose the Explorer Software to, or permit access to the Explorer Software by, any third parties, including affiliates, subsidiaries, parent or sister companies, even if such third party is under an agreement of confidentiality with End User. End User will implement procedures to limit access to the Explorer Software to End User personnel who have an actual need to know for the purpose of implementing the use of the same by End User permitted by this Agreement, and to instruct all End User personnel on End User's obligations under this Agreement.

5. Except with the consent of Licensee, End User shall not remove from any copies of the Explorer Software any copyright notice of Licensee or its supplier and licensors appearing thereon, and shall include such copyright notice at the appropriate place on each copy of the Explorer Software made by End User.



- --------------------

        (1) For purposes of the Source Code End User Agreement, "Explorer Software" shall be defined to mean the Signalscape Software Developers Kit (SDK and SDK-Professional) and all Derivative Works thereof.



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6.      In no event shall Licensee and its suppliers and licensers be liable for any loss of profits, or any incidental, special, exemplary or consequential damages, even if Licensee has been advised of the possibility of such damages, in any way directly or indirectly related to or arising out of this Agreement, including but not limited to any such damages directly or indirectly related to the use, performance, or nonperformance of the Explorer Software, and whether any claim for such damages is stated in terms of breach of contract, breach of warranty, negligence, tort, strict product liability, or otherwise. Without limiting the generality of the foregoing, in no event shall Licensee and its suppliers and licensers have any liability for loss or corruption of data or documentation, it being understood that End User shall be responsible for reasonable backup precautions.

7. End User acknowledges and agrees that Licensee and its suppliers and licensers expressly disclaim any and all warranties pertaining to the Explorer Software, or the use thereof, including but not limited to, all warranties of merchantability and fitness for a particular purpose. Accordingly, End User shall look exclusively to Licensee with respect to any and all claims pertaining to the Explorer Software or the use thereof.



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